CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Form S-1/A Amendment No. 2 of our report June 2, 2023, relating to our audit the consolidated financial statements of WB Burgers Asia, Inc. as of July 31, 2022 and 2021.

/s/M&K CPAS, PLLC
Houston, Texas
September 22, 2023